Exhibit 99.1

NEWS RELEASE

RGC RESOURCES, INC.

Release Date:	July 25, 2011
Contact:	John B. Williamson, III
President, Chairman and CEO
Telephone:	540-777-3810

RGC RESOURCES, INC.

DECLARES NON-CASH DIVIDEND

ROANOKE, Va. (July 25, 2011)—The Board of Directors of RGC Resources, Inc. (NASDAQ: RGCO), at its meeting on July 25, 2011, declared a two-for-one stock split in the form of a 100% share dividend upon the Corporation’s issued and outstanding common stock payable on September 1, 2011 to shareholders of record on August 15, 2011. Each outstanding whole share of common stock will receive a share dividend of one whole share of common stock .

RGC Resources, Inc. provides energy and related products and services to customers in Virginia through its operating subsidiaries including Roanoke Gas Company, Diversified Energy Company and RGC Ventures of Virginia, Inc.

From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.